MIMEDX Announces Record Revenue for Third Quarter 2025 Second Consecutive Quarter of Highest Quarterly Net Sales in MIMEDX History Third Quarter Net Sales of $114 million Grew 35% Year-Over-Year Third Quarter GAAP Net Income and Diluted Earnings Per Share were $17 Million and $0.11, Respectively Third Quarter Adjusted EBITDA was $35 Million, or 31% of Net Sales Raises 2025 Net Sales Growth and Adjusted EBITDA Expectations Management to Host Conference Call Today, October 29, 2025, at 4:30 PM ET MARIETTA, Ga., October 29, 2025 -- MiMedx Group, Inc. (Nasdaq: MDXG) (“MIMEDX” or the “Company”), today announced operating and financial results for the third quarter 2025. Joseph H. Capper, MIMEDX Chief Executive Officer, commented, "I am pleased to once again report another excellent quarterly financial performance for the Company. Third quarter 2025 net sales grew 35%, driven by double-digit growth in both our Wound and Surgical franchises. By capitalizing on various growth opportunities and continuing to drive efficiencies, we achieved the highest quarterly revenue, adjusted EBITDA and cash flow in the Company's history." Mr. Capper continued, "As we await the final 2026 reimbursement rules from the Centers for Medicare and Medicaid Services (“CMS”), we are planning for a range of potential scenarios. We made certain recommendations to CMS during the comment period, which we believe will improve upon the proposed rules, if incorporated. Importantly, MIMEDX is well positioned to adapt, regardless of the outcome. We believe these reforms will have a much-needed stabilizing effect on our industry and are a net positive for US taxpayers, the Medicare Trust Fund, Medicare beneficiaries and for MIMEDX. As such, we continue to believe the long-term outlook for this Company is incredibly bright." Third Quarter 2025 Results Discussion Net Sales MIMEDX reported net sales for the three months ended September 30, 2025, of $114 million, compared to $84 million for the three months ended September 30, 2024, an increase of 35%. The increase was primarily driven by Wound product sales growth of 40% compared to the prior year period, driven by sales of our newer products, CELERA™ and EMERGE™. Additionally, net sales of our Surgical products increased 26% compared to the prior year period, including double-digit growth of our Surgical portfolio, including AMNIOFIX® and AMNIOEFFECT® and accelerating contributions from HELIOGEN®. Gross Profit and Margin

Gross profit for the three months ended September 30, 2025, was $95 million, compared to $69 million the prior year period. Gross margin for the three months ended September 30, 2025 was 84%, compared to 82% in the prior year period. The year-over-year increase in gross margin was driven primarily by product mix. Operating Expenses Selling, general and administrative ("SG&A") expenses for the three months ended September 30, 2025, were $69 million compared to $54 million for the three months ended September 30, 2024. The increase in SG&A was driven primarily by year-over-year increases in commissions. Research and development ("R&D") expenses for the three months ended September 30, 2025 and 2024, were $4 million and $3 million, respectively. R&D spend in the quarter reflects the randomized controlled trial for EPIEFFECT® and ongoing investments in the development of future products in our pipeline. Net Income Net income for the three months ended September 30, 2025 was $17 million compared to $8 million for the three months ended September 30, 2024. Cash and Cash Equivalents As of September 30, 2025, the Company had $142 million of cash and cash equivalents compared to $104 million as of December 31, 2024. As of September 30, 2025, our cash position, net of debt on our balance sheet, was $124 million. Financial Outlook For 2025, MIMEDX now expects net sales growth to be in the mid-to-high teens as a percentage compared to 2024. 2025 Adjusted EBITDA margin is expected to be at least in the mid-20% range on a full year basis. Longer-term, the Company continues to expect to achieve annual net sales growth in the low double- digits as a percentage with an adjusted EBITDA margin above 20%. Conference Call and Webcast MIMEDX will host a conference call and webcast to review its third quarter 2025 results on Wednesday, October 29, 2025, beginning at 4:30 p.m., Eastern Time. The call can be accessed using the following information: Webcast: Click here U.S. Investors: 877-407-6184 International Investors: 201-389-0877

Conference ID: 13755619 A replay of the webcast will be available for approximately 30 days on the Company’s website at www.mimedx.com following the conclusion of the event. Important Cautionary Statement This press release includes forward-looking statements, including (i) statements regarding our 2025 and longer term financial goals and expectations for future financial results, including net sales growth and Adjusted EBITDA margin; and (ii) our expectations regarding the impact of CMS regulatory actions, including CMS’s 2026 reimbursement rules, on our financial results, outlook and industry. Additional forward-looking statements may be identified by words such as "believe," "expect," "may," "plan," “goal,” “outlook,” "potential," "will," "preliminary," and similar expressions, and are based on management's current beliefs and expectations. Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from expectations include: (i) future sales are uncertain and are affected by competition, access to customers, patient access to healthcare providers, the reimbursement environment and many other factors; (ii) the Company may change its plans due to unforeseen circumstances; (iii) the results of scientific research are uncertain and may have little or no value; (iv) our ability to sell our products in other countries depends on a number of factors including adequate levels of reimbursement, market acceptance of novel therapies, and our ability to build and manage a direct sales force or third party distribution relationship; (v) the effectiveness of amniotic tissue as a therapy for particular indications or conditions is the subject of further scientific and clinical studies; (vi) we may alter the timing and amount of planned expenditures for research and development based on regulatory developments; (vii) changes in Medicare spending rules; (viii) changes in the size of the addressable market for our product; and (ix) continued market acceptance of our newer products, including CELERA and EMERGE, and continued uptake in demand for surgical products s. The Company describes additional risks and uncertainties in the Risk Factors section of its most recent annual report and quarterly reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and the Company assumes no obligation to update any forward-looking statement. About MIMEDX MIMEDX is a pioneer and leader focused on helping humans heal. With more than a decade of helping clinicians manage chronic and other hard-to-heal wounds, MIMEDX is dedicated to providing a leading portfolio of products for applications in the wound care, burn, and surgical sectors of healthcare. The Company’s vision is to be the leading global provider of healing solutions through relentless innovation to restore quality of life. For additional information, please visit www.mimedx.com.

Contact: Matt Notarianni Investor Relations 470.304.7291 mnotarianni@mimedx.com Selected Unaudited Financial Information MiMedx Group, Inc. Condensed Consolidated Balance Sheets (in thousands) Unaudited September 30, 2025 December 31, 2024 ASSETS Current assets: Cash and cash equivalents $ 142,083 $ 104,416 Accounts receivable, net 78,186 55,828 Inventory 26,502 23,807 Prepaid expenses 4,248 5,018 Other current assets 3,076 2,817 Total current assets 254,095 191,886 Property and equipment, net 5,003 5,944 Right of use asset 4,668 5,606 Deferred tax asset, net 21,647 28,306 Goodwill 19,441 19,441 Intangible assets, net 11,147 11,626 Other assets 2,987 $ 1,106 Total assets $ 318,988 $ 263,915 LIABILITIES AND STOCKHOLDERS’ EQUITY Current liabilities: Current portion of long term debt $ 1,375 $ 1,000 Accounts payable 11,415 7,409 Accrued compensation 27,650 23,667 Accrued expenses 12,825 9,012 Other current liabilities 4,417 4,507 Total current liabilities 57,682 45,595 Long term debt, net 16,839 17,830 Other liabilities 5,521 7,383 Total liabilities 80,042 70,808 Total stockholders' equity 238,946 193,107 Total liabilities and stockholders’ equity $ 318,988 $ 263,915

MiMedx Group, Inc. Condensed Consolidated Statements of Operations (in thousands, except share and per share amounts) Unaudited Three Months Ended September 30, Nine Months Ended September 30, 2025 2024 2025 2024 Net sales $ 113,725 $ 84,057 $ 300,535 $ 255,972 Cost of sales 18,719 15,322 53,958 43,164 Gross profit 95,006 68,735 246,577 212,808 Operating expenses: Selling, general and administrative 69,001 53,516 193,121 164,044 Research and development 3,703 2,918 10,336 8,770 Investigation, restatement and related — 649 — (8,741) Amortization of intangible assets 112 192 310 572 Impairment of intangible assets — 298 — 352 Operating income 22,190 11,162 42,810 47,811 Other expense, net Interest income (expense), net 785 278 2,029 (1,409) Other expense, net (126) (21) (372) (357) Income from continuing operations before income tax 22,849 11,419 44,467 46,045 Income tax provision (6,101) (3,541) (11,080) (11,485) Net income from continuing operations 16,748 7,878 33,387 34,560 Income from discontinued operations, net of tax — 217 — 421 Net income $ 16,748 $ 8,095 $ 33,387 $ 34,981 Basic net income per common share: Continuing operations 0.11 0.05 0.23 0.24 Discontinued operations — 0.00 — 0.00 Basic net income per common share $ 0.11 $ 0.05 $ 0.23 $ 0.24 Diluted net income per common share: Continuing operations 0.11 0.05 0.22 0.23 Discontinued operations — 0.00 — 0.00 Diluted net income per common share $ 0.11 $ 0.05 $ 0.22 $ 0.23 Weighted average common shares outstanding - basic 148,035,283 146,958,986 147,692,441 147,008,732 Weighted average common shares outstanding - diluted 149,713,653 148,373,631 149,579,861 148,964,788

MiMedx Group, Inc. Condensed Consolidated Statements of Cash Flows (in thousands) Unaudited Nine Months Ended September 30, 2025 2024 Net cash flows provided by operating activities 49,047 47,416 Net cash flows used in investing activities (6,551) (6,816) Net cash flows used in financing activities (4,829) (33,799) Net change in cash $ 37,667 $ 6,801 Reconciliation of Non-GAAP Measures In addition to our GAAP results, we provide certain non-GAAP measures including Adjusted EBITDA and related margins, Free Cash Flow, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Net Income, Adjusted SG&A and Adjusted Earnings Per Share ("Adjusted EPS"). We believe that the presentation of these measures provides important supplemental information to management and investors regarding our performance. These measures are not a substitute for GAAP measures. Company management uses these non-GAAP measures as aids in monitoring our ongoing financial performance from quarter-to- quarter and year-to-year on a regular basis and for benchmarking against comparable companies. These non-GAAP financial measures reflect the exclusion of the following items: • Share-based compensation - expense recognized related to awards to employees and our board of directors issued pursuant to our share-based compensation plans. This expense is reflected amongst cost of sales, research and development expense, and selling, general, and administrative expense in the unaudited condensed consolidated statements of operations. • Amortization of acquired intangible assets - reflects amortization expense recognized solely related to assets which were acquired as part of a transaction. These expenses are generally reflected in cost of sales in our unaudited condensed consolidated statements of operations. • Strategic legal and regulatory expenses - relates to litigation and regulatory expenses deemed strategically important to our operations. Litigation expenses incurred relate to suits filed against former employees and their employers for violation of non-compete and non-solicitation agreements and certain patent infringement matters. Regulatory expenses relate to legal fees incurred stemming from action taken against the United States Food & Drug Administration ("FDA") surrounding the designation of one of our products. These expenses are generally reflected in selling, general and administrative expense in our unaudited condensed consolidated statements of operations. • Reorganization expense - expenses incurred toward the realignment of our operating strategy. These expenses relate to severance expenses related to certain executive leaders. These expenses are reflected as a component of selling, general, and administrative expense in the unaudited condensed consolidated statements of operations.

• Investigation, restatement and related expense (benefit) - expenses incurred toward the legal defense of the Company and advanced on behalf of former officers and directors, net of negotiated reductions and settlements of amounts previously advanced, related to certain legal matters. This expense is reflected in the line of the same name in our unaudited condensed consolidated statements of operations. These expenses ceased in Q4 2024. • Impairment of intangible assets - reflects the impairment of intangibles. This expense is reflected in the line of the same name in our unaudited condensed consolidated statements of operations. • Expenses related to the disbanding of Regenerative Medicine - incremental expenses recognized or incurred directly as a result of our announcement to disband our Regenerative Medicine segment. These expenses ceased in Q3 2024. • Loss on extinguishment of debt - reflects the excess of cash paid to extinguish debt over the carrying value of the debt on our balance sheet upon the repayment and termination of a loan agreement. These expenses are reflected as a component of interest income (expense), net in our unaudited condensed consolidated statements of operations. • Income Tax Adjustment - for purposes of calculating Adjusted Net Income and Adjusted Earnings Per Share, reflects our expectation of a long-term effective tax rate, which is normalized and balance sheet-agnostic. Actual tax expense will be based on GAAP earnings, and may differ from the expected long-term effective tax rate due to a variety of factors, including the tax treatment of various transactions included in GAAP net income and other reconciling items that are excluded in determining Adjusted Net Income and Adjusted EPS. The actual long-term normalized effective tax rate was 25% for each of the quarters and year-to-date periods ended September 30, 2025 and 2024. Adjusted EBITDA and Adjusted EBITDA margin Adjusted EBITDA consists of GAAP net income excluding (i) share-based compensation, (ii) income tax provision, (iii) amortization of intangible assets (iv) strategic legal and regulatory expenses, (v) interest (income) expense, net, (vi) depreciation expense, (vii) reorganization expenses, (viii) transaction-related expenses, (ix) investigation, restatement and related expenses, (x) impairment of intangible assets , and (xi) expenses related to disbanding of Regenerative Medicine Business Unit. A reconciliation of GAAP net income to Adjusted EBITDA appears in the table below (dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2025	2024	2025	2024
Net Income	$ 16,748	$ 8,095	$ 33,387	$ 34,981
Non-GAAP Adjustments:				
Share-based compensation	4,920	3,810	13,933	12,240
Income tax provision	6,101	3,541	11,080	11,485
Amortization of intangible assets	4,719	575	9,969	1,336
Strategic legal and regulatory expenses	2,515	1,035	6,691	1,666
Interest (income) expense, net	(785)	(278)	(2,029)	1,409
Depreciation expense	573	580	1,692	1,715
Reorganization expenses	—	—	826	—
Transaction related expenses	159	95	799	651
Investigation, restatement and related benefit	—	649	—	(8,741)
Impairment of intangible assets	—	298	—	352
Expenses related to disbanding of Regenerative Medicine Business Unit	—	(217)	—	(421)
Adjusted EBITDA	$ 34,950	$ 18,183	$ 76,348	$ 56,673
Adjusted EBITDA margin	*30.7 %*	*21.6 %*	*25.4 %*	*22.1 %*

Adjusted Net Income

Adjusted Net Income provides a view of our operating performance, exclusive of certain items which are non-recurring or not reflective of our core operations.

Adjusted Net Income is defined as GAAP net income plus (i) amortization of acquired intangible assets, (ii) strategic legal and regulatory expenses, (iii) reorganization expenses, (iv) transaction related expenses, (v) investigation, restatement and related expense (benefit), (vi) loss on extinguishment of debt, (vii) expenses related to disbanding of Regenerative Medicine business unit, (viii) impairment of intangible assets, and (ix) the long-term effective income tax rate adjustment.

A reconciliation of GAAP net income to Adjusted Net Income appears in the table below (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2025	2024	2025	2024
Net income	$ 16,748	$ 8,095	$ 33,387	$ 34,981
Amortization of acquired intangible assets	4,615	383	9,667	765
Strategic legal and regulatory expenses	2,515	1,035	6,691	1,666
Reorganization expenses	—	—	826	—
Transaction related expenses	159	95	799	651
Investigation, restatement and related benefit	—	649	—	(8,741)
Impairment of intangible assets	—	298	—	352
Expenses related to disbanding of Regenerative Medicine Business Unit	—	(217)	—	(421)
Loss on extinguishment of debt	—	—	—	1,401
Long-term effective income tax rate adjustment	(1,433)	71	(4,532)	950
Adjusted net income	$ 22,604	$ 10,409	$ 46,838	$ 31,604

A reconciliation of various line items included in our GAAP unaudited condensed consolidated statements of operations to Adjusted Net Income for the three months ended September 30, 2025 and 2024 are presented in the tables below (in thousands): Three Months Ended September 30, 2025 Gross Profit Selling, General & Administrative Expense Research and Development Expense Net Income Reported GAAP Measure $ 95,006 $ 69,001 $ 3,703 $ 16,748 Amortization of acquired intangible assets 4,607 — — 4,615 Strategic legal and regulatory expenses — (2,515) — 2,515 Reorganization expenses — — — — Transaction related expenses — (124) — 159 Long-term effective income tax rate adjustment — — — (1,433) Non-GAAP Measure $ 99,613 $ 66,362 $ 3,703 $ 22,604 Reported Gross Profit Margin 83.5 % Gross Profit Margin, as adjusted 87.6 % Three months ended September 30, 2024 Gross Profit Selling, General & Administrative Expense Research and Development Expense Net Income Reported GAAP Measure $ 68,735 $ 53,516 $ 2,918 $ 8,095 Amortization of acquired intangible assets 383 — — 383 Strategic legal and regulatory expenses — (1,035) — 1,035 Transaction related expenses — (36) — 95 Investigation, restatement and related expenses — — — 649 Impairment of intangible assets — — — 298 Expenses related to disbanding of Regenerative Medicine Business Unit — — — (217) Long-term effective income tax rate adjustment — — — 71 Non-GAAP Measure $ 69,118 $ 52,445 $ 2,918 $ 10,409 Reported Gross Profit Margin 81.8 % Gross Profit Margin, as adjusted 82.2%

Nine Months Ended September 30, 2025 Gross Profit Selling, General & Administrative Expense Research and Development Expense Net Income Reported GAAP Measure $ 246,577 $ 193,121 $ 10,336 $ 33,387 Amortization of acquired intangible assets 9,659 — — 9,659 Strategic legal and regulatory expenses — (6,691) — 6,691 Reorganization expenses — (826) — 826 Transaction related expenses — (689) — 799 Long-term effective income tax rate adjustment — — — (4,532) Non-GAAP Measure 256,236 $ 184,915 $ 10,336 $ 46,830 Reported Gross Profit Margin 82.0 % Gross Profit Margin, as adjusted 85.3 % Nine Months Ended September 30, 2024 Gross Profit Selling, General & Administrative Expense Research and Development Expense Net Income Reported GAAP Measure $ 212,808 $ 164,044 $ 8,770 $ 34,981 Amortization of acquired intangibles 765 — — 765 Strategic legal and regulatory expenses — (1,666) — 1,666 Transaction related expenses — (522) — 651 Investigation, restatement and related benefit — — — (8,741) Impairment of intangible assets — — — 352 Expenses related to disbanding of Regenerative Medicine Business Unit — — — (421) Loss on extinguishment of debt — — — 1,401 Long-term effective income tax rate adjustment — — — 950 Non-GAAP Measure $ 213,573 $ 161,856 $ 8,770 $ 31,604 Reported Gross Profit Margin 83.1 % Gross Profit Margin, as adjusted 83.4%

Adjusted Earnings Per Share

Adjusted Earnings Per Share is intended to provide a normalized view of earnings per share by removing items that may be irregular, one-time, or non-recurring from net income. This enables us to identify underlying trends in our business that could otherwise be masked by such items. Adjusted Earnings Per Share consists of GAAP diluted net income per common share including adjustments for (i) loss on extinguishment of debt, (ii) investigation restatement and related benefit, (iii) impairment of intangible assets, (iv) amortization of acquired intangible assets, (v) strategic legal and regulatory expenses, (vi) transaction-related expenses, (vii) expenses related to disbanding of our Regenerative Medicine business unit, (viii) reorganization expenses, and (ix) the long-term effective income tax rate adjustment.

A reconciliation of GAAP diluted earnings per share to Adjusted Earnings Per Share appears in the table below (per diluted share):

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2025	2024	2025	2024
GAAP net income per common share - diluted	$ 0.11	$ 0.05	$ 0.22	$ 0.23
Amortization of acquired intangible assets	0.03	0.00	0.06	0.01
Strategic legal and regulatory expenses	0.02	0.01	0.04	0.01
Reorganization expenses	0.00	0.00	0.01	0.00
Transaction related expenses	0.00	0.00	0.01	0.00
Investigation, restatement and related benefit	0.00	0.01	0.00	(0.06)
Impairment of intangible assets	0.00	0.00	0.00	0.00
Expenses related to disbanding of Regenerative Medicine business unit	0.00	0.00	0.00	0.00
Loss on extinguishment of debt	0.00	0.00	0.00	0.01
Long-term effective income tax rate adjustment	(0.01)	0.00	(0.03)	0.01
Adjusted Earnings Per Share	0.15	0.07	0.31	0.21
GAAP weighted average common shares outstanding - diluted	149,713,653	148,373,631	149,579,861	148,964,788
Weighted average common shares outstanding - adjusted	149,713,653	148,373,631	149,579,861	148,964,788

Free Cash Flow

Free Cash Flow is intended to provide a measure of our ability to generate cash in excess of capital investments. It provides management with a view of cash flows which can be used to finance operational and strategic investments.

Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, including purchases of equipment.

A reconciliation of GAAP net cash flows provided by operating activities to Free Cash Flow appears in the table below (in thousands):

Three Months Ended September 30, Nine Months Ended September 30, 2025 2024 2025 2024 Net cash flows provided by operating activities $ 29,329 $ 19,624 $ 49,047 $ 47,416 Capital expenditures, including purchases of equipment (192) (171) (748) (1,420) Free Cash Flow $ 29,137 $ 19,453 $ 48,299 $ 45,996 Supplemental Financial Information Net Sales by Product Category by Quarter Below is a summary of net sales by product category (in thousands): Three Months Ended September 30, Nine Months Ended September 30, 2025 2024 2025 2024 Wound $ 77,098 $ 55,052 $ 197,647 $ 169,647 Surgical 36,627 29,005 102,888 86,325 Net sales $ 113,725 $ 84,057 $ 300,535 $ 255,972